EXHIBIT 10.13


                                 LOAN AGREEMENT


                          Dated as of December 31, 2001


                                     Between

                             FIBERCORE, U.S.A., INC.


                                       and

                     EMPLOYEES' RETIREMENT SYSTEM OF ALABAMA


                                       and

                     TEACHERS' RETIREMENT SYSTEM OF ALABAMA


                                     * * * *

                                 LOAN AGREEMENT

      THIS LOAN AGREEMENT (this "Agreement") is dated as of December __, 2001 by FiberCore, U.S.A. a corporation organized under the laws of the State of Delaware, (the "Borrower"), the Employees' Retirement System of Alabama, an instrumentality of the State of Alabama established as a public corporation pursuant to Code of Alabama 1975, Section 36-27-2 et seq. ("ERSA"), and the Teachers' Retirement System of Alabama ("TRSA"), an instrumentality of the State of Alabama established as a public corporation pursuant to Code of Alabama 1975,
Section 16- 25-2 et seq. (ERSA and TRSA, and their successors or assigns, as their interests may appear being sometimes individually referred to as a "Lender" and collectively as the "Lenders").

                                   WITNESSETH

      WHEREAS, the Borrower is a wholly owned subsidiary of FiberCore, Inc. ("FCI"), and Borrower intends to develop, build and equip a plant located on certain land located in the City of Auburn (the "City") Lee County, Alabama (the "County") for fiber optic manufacturing ("the Project");

      WHEREAS, in connection with the Project, the Borrower has entered into, among other agreements, (1) a certain Option Agreement with the City and its Industrial Development Board dated December 31, 2001, to acquire for $100.00, Lot No. 1, in the Auburn Technology Park, North, in the City of Auburn, Alabama, containing approximately 35 acres of land and certain appurtenant rights and easements (collectively, the "Land") valued at $1,100,000.00 and (2) has accepted certain business development assistance and benefits (collectively the "AIDB Agreements". A copy of the AIDB Agreements is attached hereto as Exhibit "__ ";

      WHEREAS, the construction of the Project is estimated to cost approximately $33,000,000.00 (the "Project Cost");

      WHEREAS, the Borrower has requested, and the Lenders have agreed, to make certain loans (the "Loans") to the Borrower in an amount equal to two-thirds (2/3rds) of the Project Costs (the "Commitment"), not to exceed the aggregate amount of $22,000,000.00 in order to finance, among other things, the costs of the construction and development of the Project, subject to the terms and conditions of this Agreement;

      WHEREAS, FCI shall contribute up to $11,000,000.00 to Borrower to pay the Project Costs;

      WHEREAS, all Project Costs in excess of $33,000,000.00 shall be paid solely by the Borrower;

      WHEREAS, Lenders shall advance two-thirds (2/3) of the Project Costs, not to exceed $22,000,000, such advance to be made pari passu with Borrower's payment of one-third (1/3) of the Project Costs, up to $11,000,000, and of all Project Costs in excess of $33,000,000;

      WHEREAS, the Lenders' loans shall be evidenced by and repaid pursuant to secured installment notes bearing simple interest at the rate of eight percent (8%) per annum: (i) with interest capitalized for a period of fifteen (15) months from the Initial Disbursement Date, but in no event later than to December 31, 2003; (ii) in the event the Capitalization Period expires prior to December 31, 2003, then interest only payable on the amount outstanding from the expiration of the Capitalization Period to December 31, 2003 , and payable on each intervening June 30th and December 31st; and, (iii) thereafter payable in thirty (30) level semi- annual principal and interest installments beginning June 30, 2004 and ending on December 31, 2018 (the "Maturity Date"); and providing for pre-payment at any time without penalty;

      WHEREAS, the Loans shall be payable in full in the event of default or with any change in control of the Borrower; and, Lenders shall receive a first mortgage and security interest on all of Borrower's real property, plant equipment and fixtures, including, without limitation, the proceeds therefrom ,and, replacements thereof;

      WHEREAS, the Loan is among other things subject to: 1) approval of the Board of Directors of FCI; 2) exercise of the Option and consummation of the transaction with the City of Auburn and its Industrial Development Board to Acquire Lot No. 1, of the Auburn Technology Park North; 3) assurance of availability of utility requirements necessary to operate the Project; 4) Borrower's acceptance of Alabama's business development assistance and benefit programs; and, the other terms and conditions set forth in this Agreement;

      WHEREAS, in order to induce the Lenders to make the Loans, Borrower and the Lenders desire to execute and deliver this Agreement in order to confirm their mutual understandings with respect thereto;

            NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto covenant, agree and bind themselves as follows:


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                                    ARTICLE 1
                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

      SECTION 1.1 Definitions

      For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

      (1) The terms defined in the recital paragraphs above shall have the meanings assigned to them in such paragraphs. The terms defined in this Article shall have the meanings assigned to them in this Article. Singular terms shall include the plural as well as the singular, and vice versa. All defined terms shall include any and all amendments, modifications, replacements, supplements or substitutions thereof or thereto;

      (2) All references in this instrument to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;

      (3) The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and,

      (4) The term "person" shall include any individual, corporation, partnership, joint venture, association, trust, unincorporated organization and any government or agency or political subdivision thereof.

      Architect's Contract shall mean that certain Agreement to be entered into between the Borrower and the Project Architect providing for the preparation of the Construction Drawings for the Project and for supervision and other architectural services required to properly complete the Project.

      Authorized Borrower Representative shall mean such person or persons as may be authorized by the Borrower from time to time to act as "Authorized Borrower Representative" for purposes of this Agreement. The actions of the Authorized Borrower Representative shall be binding on the Borrower. As of the date hereof, each of the following persons is hereby designated as an "Authorized Borrower Representative: __________________________.

      Building shall mean the building or buildings and other structures and all related improvements that are now or hereafter located on the Land relating to the Project, as such buildings and other structures and related improvements may at any time exist.


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      Business Day shall mean any day not a Saturday, Sunday or day on which banks are authorized or required to be closed in the Montgomery County, Alabama.

      Casualty Event shall mean damage to the Project by fire, wind, water or other casualty.

      Change Orders shall mean any material amendments or modifications to the Construction Drawings, the Construction Agreement, the Architect's Contract or any other contract executed by the Borrower for the purchase of labor, materials or services for the construction or development of the Project.

      Change in Control of Borrower shall mean any change in the ownership of Borrower which after giving effect to such change results in Borrower no longer being a wholly (100%) owned subsidiary of FCI, or other adjustment or change in control which effects in any way whatsoever FCI's ability to elect directors or officers of Borrower or otherwise merge and control Borrower.

      Checks shall have the meaning assigned to such term in Section 3.6(h).

      Commitment shall have the meaning assigned to such term in the fourth
(4th) WHEREAS clause.

      Commitment Period shall mean the period beginning on the Effective Date and ending upon the expiration of the Capitalization Period, provided, however, that if the Initial Draw is not made by Borrower on or before September 30, 2002, then the period shall expire on September 30, 2002.

      Completion shall have the meaning assigned to such term in Section 4.4(a).

      Completion Date shall mean the date that, or as of which, Completion of the Project shall have occurred as provided in this Agreement.

      Construction Agreement shall mean that certain Construction Agreement to be entered into between the Borrower and the Contractor relating to the construction of the Project.

      Construction Drawings shall mean the drawings, plans and specifications to be prepared by the Project Architect pursuant to the Architect's Contract, together with any Change Orders approved by Lenders, The Construction Drawings shall be drawn by the Project architect in accordance with good architectural practice and in compliance with all applicable laws, ordinances and regulations.


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      Continuation Report shall have the meaning assigned to such term in
Section 3.6.

      Contractor shall mean a contractor designated by the Borrower who shall have a high quality reputation and experience constructing plant facilities similar in scope and nature to the Project so long as that contractor shall be reasonably acceptable to the Lenders.

      Contracts and Subcontracts shall mean any and all contracts and agreements relating to construction or development of the Project.

      Debt Service shall mean the principal and Simple Interest payable on the Notes.

      Debt Service Coverage Ratio shall mean the ratio of Net Operating Income from the Project for the Fiscal Year in question, calculated quarterly, to the Debt Service Requirements for all Long Term Indebtedness for such Fiscal Year.

      Debt Service Requirements shall mean, with respect to a specified Indebtedness for a specified period, the payments required on account thereof or the payments for which provision for payment must be made during such period. The term "Debt Service Requirements" shall not include any prepayment of such indebtedness.

      Disputed Project Costs shall have the meaning assigned to such term in
Section 4.4(b) hereof.

      Dollars and $ shall mean lawful money of the United States of America.

      Draw shall mean any advance requested by Borrower and made by Lenders on the Notes.

      Draw Request Documents shall have the meaning assigned to such term in
Section 3.6.

      Effective Date shall mean the date that the Loan Documents are signed and delivered by the parties, and, the conditions precedent for the Initial Closing have been satisfied.

      Eminent Domain shall mean, when used herein with respect to a taking of property, the power (actual or claimed) of any governmental authority or any person, firm or corporation acting under governmental authority (actual or claimed) to take such property, and for purposes of this Agreement, a taking of property under the exercise of the power of Eminent Domain shall include a

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conveyance made, or use granted or taken, under either the threat or the fact of the exercise of governmental authority.

      Enforcement Limitations shall have the meaning assigned to such term in
Section 2.1(4) hereof.

      ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended and in effect from time to time, and the regulations and public interpretations thereunder.

      Event of Default shall mean an "Event of Default" as defined in Article 8 of this Agreement.

      ERSA Note shall mean that certain Promissory Note of even date herewith from the Borrower to ERSA in an amount equal to ERSA's percentage of the Commitment.

      Fiscal Year shall mean the twelve (12) month period immediately preceding the date in question.

      Force Majeure shall mean any acts or activities that are beyond the reasonable control of the Borrower, and which materially diminish the ability of the Borrower to complete the Project by December 31, 2003 which may include, without limitation, acts of God, earthquakes, blizzards, tornados, hurricanes, fires, flood, malicious mischief, insurrection, riots, strikes, lockouts, boycotts, picketing, labor disturbances, public enemy (declared or undeclared), landslides, explosions, epidemics, compliance with any order, rule, injunction or decree by any court, tribunal or judicial authority of competent jurisdiction, inability to obtain materials or supplies after the exercise of all reasonable efforts, substantial interference in construction activities resulting from construction activities conducted simultaneously on adjacent lands by or under the direction of unrelated parties and any other similar circumstances beyond the reasonable control of the Borrower.

      GAAP shall mean those principles promulgated by the Financing Accounting Standards Board or such other body recognized as authoritative by the American Institute of Certified Public Accountants consistently applied in effect as of the date hereof.

      Gross Revenues shall mean all receipts, revenues, income (including investment income) and other money received by or on behalf of the Borrower attributable to the Project derived from all sources including, without limitation, the operation of the Project Plant, and the proceeds of any license, sale or other disposition of Project assets, any insurance proceeds and condemnation awards paid to the Borrower on account of the Project, whether now existing or hereafter coming into existence and whether now owned or held or hereafter acquired by the Borrower.

      Indebtedness shall mean, without duplication, all (i) indebtedness or liability of the Borrower for borrowed money or the deferred purchase price of property or services; (ii) obligations of the Borrower under this Agreement;
(iii) any guaranty and any contingent obligation of the Borrower to purchase, supply funds or otherwise assure a creditor against loss; and (iv) other liabilities which would be included in determining total liabilities of the Borrower as determined in accordance with GAAP.

      Independent shall mean a person who is not a member of the governing body of the Borrower or its affiliates or an officer or employee of the Borrower or its affiliates, and which is not a partnership, corporation or association having a partner, director, officer, member or stockholder who is a member of the governing body of the Borrower or its affiliates or an officer or employee of the Borrower or its affiliates; provided, however, that the fact that such person or firm is retained regularly by or transacts business with the Borrower shall not make such person or firm an employee within the meaning of this definition.

      Initial Disbursement Date shall mean the date of the initial disbursement of principal under the Notes to the Borrower.

      Interest shall have the meaning assigned to such term in Section 5.2(a).

      Land shall have the meaning assigned to such term in the second (2nd) WHEREAS clause.

      Lien Waivers shall have the meaning assigned to such term in Section
3.6(a).

      Loan Amount Certificate shall have the meaning assigned to such term in
Section 3.6(a).

      Loan Documents shall mean this Agreement, the Notes, the Security Documents and all other documents now or hereafter executed evidencing, securing and/or relating to the Loans.

      Long Term Indebtedness shall mean Indebtedness having an original maturity greater than, or renewable at the option of the obligor for a period greater than, one year from the original incurrence thereof (which Indebtedness shall include, without limitation, the Indebtedness due under the Notes).

      Loans shall have the meaning assigned to such term in the tenth (10th) WHEREAS clause.

      Maturity Date shall mean December 31, 2018.

      Mortgage shall mean a certain Mortgage and Security Agreement from the Borrower to the Lenders encumbering the Borrower's rights in the Project, including the Land and all existing personal property including replacements and proceeds thereof.

      Net Condemnation Award shall mean the total amount awarded as compensation for any part of the Project taken under the exercise of the power of Eminent Domain plus damages to any part not taken, less and except (i) any portion thereof to which the Borrower is entitled for the taking of its property and
(ii) all reasonable attorneys' fees and other reasonable expenses incurred in the condemnation proceeding with respect to which the award was made (other than those paid directly by the Borrower or deducted from that portion of the award to which the Borrower is entitled).

      Net Insurance Proceeds shall mean the gross amount of casualty insurance proceeds recovered on account of the Casualty Event which are attributable to the Project, less all reasonable out-of-pocket expenses incurred in the collection of such proceeds.

      Net Operating Income shall mean Gross Revenues, less Operating Expenses.


      No Default Certificate shall have the meaning assigned to such term in
Section 3.6.

      Notes shall mean the ERSA Note and the TRSA Note.

      Operating Expenses shall mean all operating costs and expenses of the Borrower incurred in the operation, maintenance and repair (excluding items which are to be capitalized) of the Project, but excluding amortization and depreciation, all as determined in accordance with GAAP.

      Operating Income shall mean Gross Revenues minus Operating Expenses, all as determined in accordance with GAAP.

      Opinion of Counsel shall mean a written opinion of counsel, as necessary, who may (except as otherwise expressly provided in this Agreement) be counsel for the Borrower and, in any event, shall be acceptable to the Lenders.

      Option shall mean the option agreement between the Borrower, the City and its industrial development board with respect to the purchase of the Land.

      Option Expiration Date shall mean the 30th day of September, 2002.

      Payment and Performance Bonds shall mean any and all payment and performance bonds issued by a company or companies reasonably acceptable to the obligee and co-obligee(s) named thereunder naming and indemnifying the Borrower, and the Lenders with respect to any cost or damage arising from the failure by the Contractors and/or Subcontractors to pay for material or labor or to perform under the Contracts and insuring (i) payment to all persons supplying labor and materials and (ii) performance of the Contracts and Subcontractors.

      Payment Date shall mean a date on which principal or interest is payable under the Notes.

      Permitted Encumbrances shall mean, as of any particular time, (i) liens for ad valorem taxes and general and special assessments not then due or delinquent, (ii) utility, access, drainage and other easements and rights-of-way, mineral rights, restrictions and exceptions none of the foregoing of which, individually or in the aggregate, in the reasonable judgment of counsel to the Lenders, materially interfere with or impair the use of the Project for the purpose for which it was acquired or is held, (iii) such other minor defects, irregularities, encumbrances, easements, rights-of- way and clouds on title (including zoning and other similar restrictions and regulations) as in the reasonable judgment of counsel to the Lenders customarily exist with respect to properties similar in character to the Project and do not in the aggregate materially impair the title or interest of the Borrower in the Project or the use of the Project for the purpose for which it was acquired or is held. Anything herein to the contrary notwithstanding, Lenders, in their sole discretion, may require affirmative coverage by title insurance over such title exceptions before they shall be deemed to be "permitted". Permitted Encumbrances shall also include any lien, security interest or charge on after-acquired project equipment and acquired by Borrower soley with funds from sources other than Lenders, except that no such encumbrance shall be deem "permitted" with respect to replacements or proceeds of Project Equipment originally acquired in whole or part with Lenders' funds.

      Prime Rate shall mean the prime rate of interest as reported from time to time in the Wall Street Journal, For purposes hereof, any change in the Prime Rate shall be effective on the date such change in the Prime Rate is reported.

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      Profile shall mean that certain Project-Cost Profile attached hereto as
Exhibit A. The Profile shall be attached by supplement on or before the Initial Draw.

      Project shall mean the Land, the Building and the Project Equipment, as they may at any time exist.

      Project Architect shall mean any architect or architectural firm designated by the Borrower who shall have a high quality reputation and experience designing plant and facilities similar in scope and nature to the Project and shall be reasonably acceptable to the Lenders.

      Project Budget shall mean the anticipated aggregate amount of Project Costs as shown in the first eight (8) columns of the Profile. The term "Project Budget" also shall include the General Summary of Estimated Project Costs as such Estimate more specifically describes the line items for disbursement contained in the column entitled "General Contractor Disbursement" listed in the Profile. The Project Budget may be revised in material respects from time to time by the Borrower with the prior approval of the Lenders. The Project Budget shall be attached hereto by supplement after the Initial Closing but on or before the Initial Draw on the Initial Disbursement Date.

      Project Consultant shall mean any architect, engineer or firm of architects or engineers which is Independent and is appointed by the Borrower, with Lenders prior approval, not to be unreasonably withheld, to report to the Lenders for the purposes set forth herein. The Borrower may appoint a new or successor Project Consultant as necessary with thirty (30) days notice to Lenders and subject to Lenders' reasonable approval.

      Project Costs shall mean all costs and expenses incurred by the Borrower in connection with (i) the Borrower's acquisition of the Land (ii) the planning, development and design of the Building and the Project Equipment, including the costs of preliminary investigations, surveys, estimates and Construction Drawings, (iii) the construction of the Building, including the cost to the Borrower of supervising construction, payments to contractors and materialmen and fees for professional or other specialized services (including, without limitation, the Project Consultant), (iv) the acquisition and installation of the Project Equipment, (v) obtaining contract bonds and insurance of all kinds which may be necessary or desirable in connection with the Project and which are not paid by any contractor or otherwise provided for, (v) the loan transaction evidenced hereby, including (without limitation) all legal, accounting, financial, printing, recording, filing and other fees and expenses, (vii) all other work deemed necessary or desirable by the Borrower, and (viii) the reimbursement to the Borrower of all amounts paid directly by the Borrower for costs and fees, including loan commitment and attorney fees, related to the Project and in respect of any of the aforesaid costs and expenses.

      Project Documents shall mean the AIBD Agreements, and all other documents, instruments and agreements now or hereafter executed relating to the Project to which the Borrower is a party.

      Project Equipment means all items of machinery, equipment, furniture, fixtures or other personal property necessary for or useful in the operation of the Project (as specified by the Borrower) (i) the costs of which, in whole or in part, have been or are to be paid, directly or indirectly, by the Borrower,
(ii) which are not part of the regular and permanent heating, ventilating, air conditioning, electrical, fire protection or plumbing system of the building and
(iii) which, although physically attached (by bolting, welding or otherwise) to the Project Realty, can be severed and removed from the Project Realty without material damage either to the Project Realty or to such items of machinery, equipment or other personal property.

      Project Work shall mean (i) acquisition of the Land by the Borrower, (ii) the completion of the planning, design and construction of the Building in accordance with the Construction Drawings, (iii) completion of the planning, design and acquisition of the Project Equipment and the installation thereof in or about the Building and (iv) completion of the planning, design and work in accordance with the Design Plans.

      Requisition shall have the meaning assigned to such term in Section 3.6(a) hereof.

      RSA Indebtedness shall mean all indebtedness of the Borrower to the Lenders at any time owing under this Agreement, the Notes and the other Loan Documents.

      Security Documents shall mean (i) the Mortgage, (ii) a certain Security Agreement from the Borrower to the Lenders and related and necessary financing statements, and all other documents, instruments and agreements now or hereafter executed securing the Loans and/or the Notes.

      Subcontractors shall mean any and all parties contracting with the Contractor to perform under subcontracts.

      Transfer shall mean the sale or transfer (whether through foreclosure or otherwise) of all or part of the Borrower's fee title to the Project.

      TRSA Note shall mean that certain Promissory Note of even date herewith from the Borrower to TRSA in an amount equal to TRSA's percentage of the Commitment.

      SECTION 1.2 Effect of Headings and Table of Contents

      The Article and Section headings herein and in the Table of Contents are for convenience of reference only and shall not affect the construction or interpretation hereof.

      SECTION 1.3 Severability Clause

      If any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      SECTION 1.4 Governing Law

      This Agreement shall be performed in, and construed in accordance with and governed by, the laws of the State of Alabama.

      SECTION 1.5 Counterparts

      This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument,

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

      SECTION 2.1 Representations and Warranties of Borrower

      The Borrower represents and warrants to the Lenders as follows:

      (1) It is a corporation duly organized and validly existing under the laws of the State of Delaware,

      (2) It has all requisite corporate power and all material governmental licenses, authorizations, consents and approvals to own its assets and to carry on its business as now being conducted, and it is authorized, qualified and registered to do business in Alabama and in each other jurisdiction where the character of its properties or the nature of its activities makes such authorization necessary,

      (3) It has all requisite power and authority to execute, deliver and perform its obligations under the Project Documents and the Loan Documents, and the execution and delivery of each of the Project Documents and the Loan Documents by the Borrower and the performance by the Borrower thereunder have been duly authorized by all requisite corporate action,

      (4) Each of the Project Documents and the Loan Documents will, when executed by the Borrower and the other parties thereto, constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, except as enforcement may be limited (the "Enforcement Limitations") by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles,

      (5) Except as disclosed to the Lenders in writing prior to the date hereof, there is no action, suit, proceeding or investigation pending or, to the knowledge of the Borrower, threatened against the Borrower or any of their properties before any court, governmental agency or regulatory authority (federal, state or local) which, in the reasonable opinion of the Borrower, is more likely than not to involve an adverse decision which could have a material adverse impact on the financial condition of the Borrower and there is no action, suit, proceeding or investigation pending against the Borrower in relation to the Project,

      (6) The principal office of the Borrower is located in _________________,

      (7) The execution and delivery of the Project Documents and the Loan Documents by the Borrower and the performance of the Borrower's obligations hereunder and thereunder will not (i) violate (a) any provision of law or the Borrower's articles of incorporation or Bylaws (b) any applicable final order of any court or other agency of government or (c) any indenture, agreement for borrowed money, bond, note or other similar instrument or any other material agreement to which the Borrower is a party or by which the Borrower or any of its property is bound, (ii) be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, bond, note or instrument or (iii) result in the creation or imposition of any lien of any nature whatsoever upon any property or assets of the Borrower, except as permitted under the Project Documents and the Loan Documents,

      (8) All required permits in connection with the Project Work (the "Applicable Permits") will be obtained and be in full force and effect prior to the initial Draw and all Applicable Permits that may later be required shall be obtained or made and shall be maintained in full force and effect when and as required. All other actions by governmental authorities or agencies that are not required in connection with the construction or operation of the Project but that are otherwise required in connection with the execution and delivery of this Agreement by the Borrower and with the borrowing hereunder on any date this representation is made or deemed to have been made, and required to make this Agreement legal, valid and enforceable, have been obtained or made and are in full force and effect,

      (9) The Borrower has filed or caused to be filed all federal, state and local tax returns and all tax returns in other jurisdictions which are required to be filed and has paid or caused to be paid all taxes as shown on such returns or on any assessment received by it to the extent that such taxes have become due, except taxes the amount or validity of which is being contested in good faith by appropriate proceedings and with respect to which the Borrower shall have set aside on its books adequate reserves,

      (10) The Borrower is in compliance in all material respects with those provisions of ERISA which are applicable to the Borrower. As of the date hereof, no reportable event, as defined in ERISA, has occurred with respect to any employee plan which is subject to the provisions of Title IV of ERISA and which is maintained for employees of the Borrower or any corporation which is an affiliate of the Borrower, and no material "unfunded vested liabilities" within the meaning of ERISA exists under any such plan,

      (11) The Borrower is not an "investment company" as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940. The Borrower is not a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935. The issuance of the Notes to the Lenders do not require registration under the Securities Act of 1933, as amended, or pursuant to the provisions of any securities or Blue Sky law of the State of Alabama,

      (12) The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock, as defined under Regulation U of the Board of Governors of the Federal Reserve System of the United States, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof. No part of the proceeds of the Loans will be used, whether directly, incidentally or ultimately, to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or to refund indebtedness originally incurred for such purpose and the Borrower will take no action that would violate, or be inconsistent with, the provisions of Regulations G, U or X of such Board, as the same are from time to time in effect, and all official rulings and interpretations thereunder or thereof,

      (13) No information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower, or any of its affiliates, to the Lenders in connection with this Agreement contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein not misleading when made or delivered or as of any date to which such statements expressly relate,

      (14) The Borrower is in compliance with all laws, including without limiting the generality of the foregoing, those relating to environmental matters, non-compliance with which could, singly or in the aggregate, have a material adverse effect on the business, assets, liabilities, financial position, results of operations or business prospects of the Borrower or on the ability of the Borrower to perform its obligations under the Project Documents and the Loan Documents or the construction and operation of the Project as contemplated herein,

      (15) The information regarding the Borrower or the Project which has been supplied in writing by the Borrower to the Lenders is true and complete as of the date of this Agreement in all material respects; all projections contained in such information have been made in good faith and are believed by the Borrower as of the date of this Agreement to be reasonable; and the Borrower does not have knowledge as of the date of this Agreement of any matters relating to the properties, business or operations of the Borrower, other than matters fully disclosed in such information, which would adversely affect the properties, business or operations of the Borrower in any material respect. Such information shall be held in confidence by the Lenders,

      (16) The Borrower hereby agrees to construct and keep the Project in compliance with all applicable laws, ordinances and regulations including (without limitation) applicable federal, state and local environmental laws, ordinances and regulations. Without limiting the generality of the foregoing, and without the Lenders acknowledging or agreeing that either of them have any liability or obligation whatsoever to remove, clean up, abate, encapsulate or otherwise handle, treat or dispose of any toxic waste or hazardous substance in, on or under any portion of the Project, the Borrower hereby agrees to indemnify and hold the Lenders harmless from and against all claims, costs, expense and liability incurred by the Lenders in complying, or in bringing the Project (or any part thereof) into compliance, with any federal, state or local environmental law, ordinance or regulation. The foregoing indemnity and hold harmless agreement shall be in addition and cumulative to the rights and remedies contained in that certain Environmental Indemnity Agreement of even date herewith between and among Borrower and Lenders and shall survive the cancellation, satisfaction of record or expiration of the Mortgage without any further action or documentation on the part of the Borrower or the Lenders. Such indemnity and hold harmless agreement shall be binding upon, and shall inure to the benefit of, the Lenders and its successors and assigns. The Borrower agrees to immediately notify the Lenders of any knowledge, notice, action, lien or other similar actions alleging either the location of any hazardous substance or the violation of any environmental law with respect to the Project,

      (17) The Land is suitable for the construction, development and operation of the Project. The Land has satisfactory access to public roads. The Project, when completed, will be adequately serviced by all necessary water, sewer, electrical, telephone and any other utility services required to construct, use and occupy the Project. Upon construction, the Project will be free from structural defects and its equipment will be of first-class workmanship and materials and free from material defects. The Project, when completed in accordance with the Construction Drawings and the Design Plans, will be suitable for the Borrower's purposes and needs,

      (18) The obligations of the Borrower under the Notes and the Loan Documents are not subordinate to any obligations of the Borrower to the City, County or State of Alabama.

      (19) The mortgage and security interests held by the Lenders under the Security Documents are valid and perfected first priority mortgage and security interests in the collateral described therein, superior to any interest therein; such collateral is subject to no liens securing the payment of a debt except for those types of liens not yet delinquent referred to in the definition of "Permitted Encumbrances",

      (20) To the best of Borrower's knowledge, after due inquiry, the Land does not contain any hazardous wastes, hazardous substances, hazardous materials, toxic substances, or toxic pollutants, as those terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act, or in any regulations promulgated pursuant thereto, or in any other applicable law (collectively, "Hazardous Substances"),

      (21) To the best of Borrower's knowledge, after due inquiry, no Event of Default has occurred and is continuing and no event has occurred which with the giving of notice or the passage of time or both would constitute Event of Default.

      THE REPRESENTATIONS AND WARRANTIES OF THE BORROWER CONTAINED IN CLAUSES
(11), (12), (17), (18) AND (19) OF THIS SECTION 2.1 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

      SECTION 2.2 Representations and Warranties of Lenders

      Each of the Lenders represents and warrants to the Borrower as follows:

      (1) It is a public corporation duly organized and validly existing under the laws of the State of Alabama,

      (2) It has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is a party, and the execution and delivery of each such Document has been duly authorized by all requisite action.

      (3) Each of the Loan Documents to which the Lenders are a party, when executed by all parties thereto, will constitute the legal, valid and binding obligation of the Lenders.

                                    ARTICLE 3
                             AGREEMENT TO MAKE LOANS

      SECTION 3.1 Loans

      (a) The Lenders agree, on the terms of this Agreement, to make Loans to the Borrower during the Commitment Period, provided that the conditions precedent for the Initial Draw are satisfied, and Borrower makes the Initial Draw, on or before September 30, 2002. In the event the Initial Draw is not made by Borrower by September 30, 2002, then Lenders' Commitment to make the Loans shall immediately terminate and expire. As between the Lenders, ERSA agrees to fund up to $6,600,000, or thirty percent (30.0%) of the Commitment, while TRSA agrees to fund up to $15,400,00 or seventy percent (70.0%) of the Commitment; but in no event shall the aggregate amount of Loans to be made by the Lenders hereunder exceed the Commitment. The Lenders shall not be required to make any Loan hereunder in an amount less than $300,000 (except if the un-borrowed balance of the Commitment is less than $300,000 (the "Balance"). The Lenders shall not be required to make more than one Draw per calendar quarter, or, to make any Draw after the expiration of the fifteen (15) month period immediately following the Initial Disbursement Date. Not later than 1:00 P.M., Central Time on the date specified for each Draw, the Lenders shall, subject to the terms and conditions of this Agreement, make the Draw by wiring its portion thereof in immediately available funds to the Borrower in accord with wiring instructions provided to Lenders in writing by Borrower.

      (b) In the event that the Project Costs are less than $33,000,000, then the Lenders' loan amount shall be decreased so as to maintain a 2:1 ratio with Borrower's contribution (the "Adjusted Commitment"). All Project Costs in excess of $33,000,000.00 shall be paid and funded solely by Borrower.

      SECTION 3.2 Documentation of Loans

      The Loans made by ERSA shall be evidenced by the ERSA Note and the Loans made by TRSA shall be evidence by the TRSA Note. Each Lender shall, and is hereby authorized by the Borrower to, endorse on the schedule attached to the
Note issued to it (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise record in such Lender's internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of each Note, each payment of interest on each Note and the other information provided for on such schedule; provided, however, that the failure of any Lender to make such a notation or any error in such a notation shall not affect the obligation of the Borrower to repay the Loans made by such Lender to it in accordance with the terms of the Note and this Agreement.

      SECTION 3.3 Security for the Loans

      (a) The Notes shall be secured by the Security Documents.

      (b) Lenders' Reliance. Borrower acknowledges that Lenders have examined and relied on the experience of Borrower and its shareholders, affiliates and principals owning and operating properties such as the Project in agreeing to make the Loans, and will continue to rely on Borrower's ownership of the Project as a means of maintaining the value of the Property as security for repayment of the Loans and the performance of its other obligations under the Loan Documents. Borrower acknowledges that Lenders have a valid interest in maintaining the value of the Project so as to ensure that, should Borrower default in the repayment of the Loans or the performance of any of its obligations under any of the Loan Documents, Lenders can recover the Loans by a sale of the Project and the collateral under the Security Documents.

      (c) Due on Sale. Borrower covenants and agrees not to transfer the Project, or any collateral under the Security Documents, or any part thereof or any interest therein or permit or suffer the Project or any part thereof or any interest therein to be Transferred so long as the Loans are outstanding, without the prior written consent of Lenders. The Loans are not assumable and shall be immediately due and payable in the event Borrower transfers or conveys all, or any interest in, the Project, or any collateral secured under the Security Documents.

      SECTION 3.4 Conditions Precedent to Close

      The obligation of the Lenders to execute the Loan Documents to which it is a party and to close this transaction ( the "Initial Closing") is subject to the satisfaction of the following conditions, and, the receipt by the Lenders of the following documents, each of which shall be reasonably satisfactory to Lenders in form and substance:

      (a) Evidence that the Borrower has acquired, or obtained an Option to acquire the Land and any and all parking facilities which may be constructed on the Land, for parking, in order to satisfy the needs of the Project and its anticipated guests. In the event the Borrower has obtained an Option to acquire the Land, the Option shall not expire prior to September 30, 2002.

      (b) Execution of the Loan Documents by the Borrower, including without limitation, the Notes.

      (c) Certified copies of (i) the Articles of Incorporation, Certificate of Incorporation and Bylaws of the Borrower and all amendments thereto and all corporate action taken by the Borrower approving each of the Project Documents and the Loan Documents and the consummation of the transactions contemplated thereby, (ii) certified copies of Articles of Incorporation, Certificate of Incorporation and Bylaws of FCI and all amendments thereto and all corporate action taken by FCI, approving the formation of Borrower as a wholly owned subsidiary and its participation in the Project and the consummation of the transactions contemplated hereby.

      (d) An opinion of Messrs. Cadwalader, Wickersham and Taft, counsel to the Borrower, and an Alabama counsel, as necessary, substantially in the forms attached hereto as Exhibits 3.4(d)1 and 3.4(d)2.

      (e) A survey of the Land by a registered surveyor showing no encroachments, overlaps or violations of restrictions, showing a permanent means of ingress and egress to the Land and containing a certification as to whether or not the Land lies in a flood hazard area.

      (f) Evidence that the construction, and operation of the Project will not violate any applicable zoning laws or any other applicable ordinances and governmental rules, regulations and restrictions, including, without limitation, copies of the Applicable Permits issued to date.

      (g) Evidence that the Land has satisfactory access to public roads.

      (h) Evidence that the Project, when completed, will be adequately serviced by all necessary water, sewer, electrical, telephone and any other utility services required to construct, use and occupy the Project.

      (i) Evidence of the registration, qualification and good standing of the Borrower to do business in the State of Alabama.

      (j) A Phase I environmental audit of the Land satisfactory to Lenders indicating an absence of contaminated soil and contaminated water and no apparent violations or non-compliance with any federal, state or local environmental statutes, rules, regulations or ordinances.

      (k) An appraisal report of the Project indicating the Project as designed has a value equal to or greater than $33,000,000.00.

      (l) A commitment for a title insurance policy issued by Chicago Title Insurance Company committing to insure the interest of the Lenders in the amount of the Commitment, stating that upon excercize of the Option, the Mortgage creates a valid mortgage lien on the Project subject only to matters and encumbrances acceptable to the Lenders and that all filings and/or recordings required in order to perfect and preserve such lien have been duly accomplished and returned to Lenders. Such commitment shall provide for affirmative coverage for, and/or, endorsement as to, the following matters: (1) access, (2) parking rights, (3) contiguity, (4) environmental (ALTA 8.11), (5) no violation of covenants, conditions or restrictions (ALTA 9), (6) deletion of standard exceptions, and (7) other matters/coverage reasonably requested by Lenders. Lenders and or their counsel shall procure said title insurance commitment and loan policy. The premium for such policy shall be paid by the Borrower,

      (m) Certificates evidencing the issuance of the insurance required under this Agreement, including addition of Lenders, their successors and assigns, as Mortgage Loss Payees and as additional insureds, as their interests may appear, as applicable.

      (n) No Event of Default shall have occurred and be continuing or event which with the giving of notice or the passage of time or both would an constitute Event of Default.

      (o) The representations and warranties made by the Borrower in Section 2.1 hereof shall be true.

      (p) Borrower shall have paid the reasonable fees and expenses of Lenders' counsel for services rendered and expenses incurred in connection with this transaction for the period through and including the Initial Closing, not to exceed $50,000.

      SECTION 3.5 Conditions Precedent to Initial Draw

      The obligation of the Lenders to make the initial draw ( the "Initial Draw") on the Loan hereunder is subject to satisfaction of the following conditions, and, the receipt by the Lenders of the following documents, each of which shall be reasonably satisfactory to it in form and substance:

      (a) Evidence that the Borrower has acquired fee-simple ownership and title of the Land ;

      (b) Evidence that the Borrower has accepted the economic and business development assistance and benefits set forth in that certain letter dated July 24, 2001 from Norman L. Caldwell, Chairman of the City of Auburn Industrial Development Board, and, Bill Harper, Jr., Mayor of the City of Auburn, addressed to Steven Phillips of FiberCore, Inc.

      (c) Original executed counterparts of the Loan Documents, except only one original of each of the Notes,

      (d) The Borrower shall have entered into the Construction Agreement and the Architect's Contract, the Lenders shall have reviewed and approved those Contracts, the Lenders shall have been granted a first priority security interest in those Contracts in form and substance reasonably acceptable to the Lenders and the Lenders shall have received from the Contractor and the Project Architect a consent and estoppel agreement in form and reasonably substance reasonably satisfactory to the Lenders,

      (e) The Borrower shall have designated a Project Consultant reasonably acceptable to the Lenders.

      (f) The Borrower shall be in compliance with its obligations under the AIBD Agreement.

      (g) Evidence of the registration, qualification and good standing of the Project Architect and the Contractor to do business in the State of Alabama,

      (h) No event of Default shall have occurred and be continuing or event which with the giving of notice or the passage of time or both would constitute an Event of Default.

      (i) The representations and warranties made by the Borrower in Section 2.1 hereof, shall be true on and as of the date of the making of such Loans with the same force and effect as if made on and as of such date.

      (j) Evidence satisfactory to Lenders that the Builders Risk and other necessary coverages required by Section 7.7 hereof have been issued and are in full force and effect.

      (k) The Payment and Performance Bonds in respect of the Construction Agreements shall have been issued on terms and conditions reasonably acceptable to Lenders and naming Lenders as co-obligees thereunder.

      (l) Concurrently with the submission of the Requisition, the Borrower and FCI shall also submit to Lender a certificate to the effect that all the conditions precedent to the initial draw set forth in this Section 3.5 have occurred and are satisfied.

      (m) Evidence satisfactory to Lenders that FCI has contributed, or is obligated to contribute, to Borrower not less than $11,000,000, which is available for, and restricted to, the payment of Borrower's share of Project costs as the same become due on a concurrent basis with draws on the Loans.

      (n) A title insurance loan policy in the minimum sum of $22,000,000 in favor of Lenders as their interests may appear, obtained by Lenders at Borrower's expense stating that the Mortgage creates a valid mortgage lien on the Project subject only to Permitted Encumbrances and that all filing and or recordings required in order to perfect and preserve such lien have been duly accomplished and returned to Lenders. Such title insurance loan policy shall provide coverage affirmatively for the following matters;

            (1) Access,
            (2) Parking rights,
            (3) Continuity,
            (4) Environmental (ALTA 8.11),
            (5) No violations of covenants, conditions or restrictions (ALTA 9),
            (6) Deletion of standard exceptions, and,
            (7) Other matters/coverage reasonable requested by Lenders.

      Lender or their counsel shall procure said title insurance policy and Borrower shall pay the premium for such policy.

      (o) Payment of the reasonable fees and expenses of Lenders' counsel in connection with this transaction, for the period through and including the Initial Draw/Initial Disbursement Date, not to exceed $50,000 in the aggregate.

      (p) Evidence that Borrower has agreed to pay the additional reasonable fees and expenses of Lenders' counsel incident to services rendered and expenses incurred on behalf of Lenders subsequent to the Initial Draw in connection with the enforcement and implementation of this agreement.

      (q) Evidence that all conditions precedent and documents, if any, under
Section 3.4 of this Agreement, which were waived or deferred by Lenders in connection with the Initial Closing, have been since satisfied or received.

      SECTION 3.6 Procedure for Disbursement of Loans

      (1) In order to initiate a request for the Initial Draw on the Loan and each subsequent draw, the Borrower shall forward the following to the Project
Consultant:

      (a) a requisition (the "Requisition") in substantially the form attached hereto as EXHIBIT B, dated, and numbered consecutively upwards from 1, signed by an Authorized Borrower Representative and addressed to the Lenders and the Project Consultant, which shall state (a) the name and address of the person to whom the payment is to be made; (b) the amount to be paid; (c) the obligation on account of which the payment is to be made, showing the total obligation, any amount previously paid, and the unpaid balance; (d) that the obligation was properly incurred as a Project Cost; (e) that the amount requisitioned is due and unpaid; (f) that with respect to items covered in the Requisition, there are no vendors, mechanics, or other liens, which should be satisfied or discharged before the payments as requisitioned therein are made, or which will not be discharged before the payments requisitioned therein are made, or which will not be discharged by such payment; (g) that the amount remaining in the Project Budget after the payment of the Requisition will be sufficient to pay all remaining Project Costs in accordance with the Project Budget; (h) that the work performed or materials supplied is satisfactory to the Borrower; (i) that after giving effect to the anticipated draw, Borrower from its own funds has paid one-third (1/3) of the Project Costs paid to date; and (j) that all required insurance respecting the Project (including flood insurance, if required) is in full force and effect, evidence of which insurance has been provided to Lender. The Requisition shall contain or be accompanied by:

            (i) acknowledgments of payment and waivers of lien from all persons supplying labor or materials for all lien-able work done and materials delivered through the date of the previous Requisition (collectively, the "Lien Waivers") [SEE, ATTACHMENT NO. 1 TO EXHIBIT B ];

            (ii) a copy of the Payment and Performance Bond from each Subcontractor intended to be paid as part of the Requisition [SEE, ATTACHMENT NO. 2 TO EXHIBIT B];

            (iii) a certificate (the "No Default Certificate") signed by an Authorized Borrower Representative stating that, as of the date of the Requisition and after giving effect to the anticipated draw on the Loan from the Lenders on account thereof, (a) no Event of Default shall have occurred and be continuing and no event or condition which with the giving of notice or the passage of time, or both, would constitute an Event of Default and (b) the representations and warranties of the Borrower set forth in this Agreement are true and correct in all respects; [SEE, P.
      (XII) OF REQUISITION];

            (iv) a loan amount certificate (the "Loan Amount Certificate") signed by an Authorized Borrower Representative stating that the amount requested by the Borrower in the Requisition is properly charged to Project Costs, and when combined with all other Loans theretofore made by the Lenders, does not exceed the Commitment;[SEE,P. (XIII) OF REQUISITION]

            (v) a certificate signed by an authorized representative of FCI (the "FCI Certificate") stating that, as of the date of the Requisition and after giving effect to the anticipated draw, FCI has contributed to Borrower, and that Borrower has paid, an amount not less than one-third (1/3) of the total Project Costs paid to date;[SEE, END OF REQUISITION]

            (vi) a continuation report, duly executed by an authorized representative of the insurer under the title insurance commitment/policy furnished to the Lenders under Section 3.4 hereof, showing that from the date of the title commitment/policy or the last continuation report (as applicable) through the Business Day immediately preceding the date the Draw on the Loan is to be made, the mortgage lien created by the Mortgage is subject only to Permitted Encumbrances, unless otherwise approved by the Lenders and that the title insurance continues in effect without exception for matters other than the encumbrances (a "Continuation Report"), the cost of the Continuation Report to be paid by the Borrower [SEE, ATTACHMENT NO. 3 TO EXHIBIT B],

      (b) a certificate in substantially the form of EXHIBIT C attached hereto from the Project Architect, addressed to the Lenders and the Borrower and the Project Consultant ( the "Architect's Certificate"), certifying (i) his approval of the Requisition; (ii) that the obligation was properly incurred as a Project Cost; (iii) that the amount requisitioned is due and unpaid; (iv) that, insofar as the payment is to be made for work, material, supplies or equipment, the work has been performed and the materials, supplies or equipment have been installed or have been delivered at the Land and are covered by the builders' risk insurance;
(v) that all work, material, supplies and equipment for which payment is to be made are, in the Project Architect's opinion, in accordance with the Construction Drawings, the Design Plans and the Project Budget, except as noted;
(vi) that the amount remaining in the Project Budget after the payment of the Requisition will be sufficient to pay all remaining Project Costs in accordance with the Project Budget; and (vii) that with respect to items covered in the Requisition, there are no vendors, mechanics, or other liens, which should be satisfied or discharged before the payments as requisitioned therein are made, or which will not be discharged before the payments requisitioned therein are made, or which will not be discharged by such payment.

      (2) Project Consultants Certificate.

      (a) The Project Consultant shall review the Requisition with all attachments and certificates (SEE, EXHIBIT "B") and the certificate from the Project Architect (SEE, EXHIBIT "C") in order to ascertain whether the work and services which are the subject of the Requisition is consistent with the Construction Drawings and is a proper charge against the Project Budget as a Project Cost. In this regard, the Project Consultant may, in its reasonable discretion, approve or deny (in whole or in part) the Borrower's Requisition if it is not in accordance with any of the foregoing. In connection with the review, the Project Consultant may, either personally or through its agents or employees, physically inspect the Project to ascertain whether the work or services covered by the Requisition was performed in a manner consistent with the Construction Drawings. The Project Consultant shall have the right to request any reasonable additional or further information in order to evaluate any Requisition from the Borrower and the Borrower agrees to cooperate, and cause the Project Architect and any other person to cooperate, with the Project Consultant by, among other things, furnishing the additional information or documentation reasonably requested by the Project Consultant and otherwise taking such action as may be reasonably requested by the Project Consultant to facilitate its review of the Borrower's Requisition.

      (b) The Project Consultant shall render its approval or disapproval of the Borrower's Requisition as soon as practicable under the circumstances, but in no event more than five (5) business days after the date on which Borrower has actually delivered to Project Consultant the materials required under Section
3.6 (1). In the event that the Project Consultant shall request any changes or corrections in construction in order to comply with Construction Drawings or the Project Budget, the Borrower shall promptly make those changes unless the Borrower demonstrates to the satisfaction of the Project Consultant that the corrective work is inconsistent with the Project Budget or the Construction Drawings, as the case may be. Notice of any such inconsistency shall be forwarded in writing to the Lenders.

      (c) Any approval by the Project Consultant of any Requisition (in whole or in part) from the Borrower shall be evidenced by a certificate in substantially the form of EXHIBIT D attached hereto from the Project Consultant addressed to the Lenders and the Borrower certifying (i) his approval of the Requisition;
(ii) that the obligation was properly incurred as a Project Cost; (iii) that the amount requisitioned is due and paid; (iii) that, insofar as the payment is to be made for work, material, supplies or equipment, the work has been performed and the materials, supplies or equipment have been installed or have been delivered at the Land and are covered by the builders' risk insurance; (v) that all work, material, supplies and equipment for which payment is to be made are, in the Project Consultant's opinion, in accordance with the Construction Drawings, the Design Plans and the Project Budget; (vi) that the amount remaining in the Project Budget after the payment of the Requisition will be sufficient to pay all remaining Project Costs in accordance with the Project Budget; and (vii) that with respect to items covered in the Requisition, there are no vendors, mechanics, or other liens, which should be satisfied or discharged before the payments as requisitioned therein are made, or which will not be discharged before the payments requisitioned therein are made, or which will not be discharged by that payment. The Project Consultant's certificate shall be adjusted accordingly in the event of any approval by the Project Consultant of less than the entire amount requisitioned by the Borrower.

      (d) The Lenders acknowledge and agree that the Borrower shall not have any liability to any other party hereto on account of (i) the services performed by the Project Consultant, (ii) any neglect or failure on the part of the Project Consultant to perform its services properly and (iii) any approval or disapproval by the Project Consultant of Project Work. It is expressly acknowledged and agreed that no party hereto assumes any obligation to any other party hereto or any other person in respect of the proper performance of the Project Consultant, although nothing contained herein is intended to relieve the Borrower of any liability for its warranties and representations.

      (e) On the Business Day following the date on which the Project Consultant approves any Requisition, the Project Consultant shall forward the original Borrower's Requisition (EXHIBIT B), the Project Architect Certificate (EXHIBIT
C) and the Project Consultant Certificate (EXHIBIT D) to the Lenders, with a copy to Borrower, along with any other documents reviewed by the Project Consultant in connection with its review of the Requisition ( hereinafter referred to, collectively, the "DRAW REQUEST DOCUMENTS").

      (3) Lenders' Funding.

      (a) Lenders (in accordance with each Lender's applicable percentage of the Commitment as set forth in this Agreement) shall fund its portion of the Draw on the Loan within ten (10) Business Days after the Lenders' receipt of the Draw Request Documents. Notwithstanding anything contained in this Agreement to the contrary, the Lenders nevertheless agree, subject to the terms of this Section, to make a Draw on the Loan equal to the amount of any line item in the Requisition representing accrued but unpaid interest on the Notes.

      (b) Notwithstanding anything to the contrary contained in this Agreement, no draw on the Loan shall be made without the Lenders' prior written consent if at the time thereof an Event of Default has occurred and is continuing.

      (4) Initial Requisition.

      The Borrower intends to submit its initial Requisition not later than the earlier of the Option Expiration Date, or, September 30, 2002. Failure to submit the Initial Requisition and make the Initial Draw by September 30, 2002 shall result in the immediate termination of the Commitment.

                                    ARTICLE 4
                                   THE PROJECT

      SECTION 4.1 Agreement to Construct the Project

      (a) The Borrower agrees that it will complete the Project Work in accordance with the Construction Drawings and the Project Budget. The Borrower shall complete the Project in a good and workmanlike manner in accordance with all applicable laws.

      (b) The Borrower will enter into the Construction Agreement and the Architect's Contract and such other contracts, and do, or cause to be done, all other acts or things that may be necessary or proper to complete the acquisition and construction of the Project and to perform fully its obligations under this Agreement.

      (c) The Borrower agrees to use its best efforts to (i) commence construction of the Project on or before September 30, 2002 and (ii) continue without delay and complete the construction of the Project, subject to Force Majeure.

      (d) Prior to the Contractor entering into Subcontracts, the Borrower shall obtain, or cause to be obtained, a Payment and Performance Bond from that

Subcontractor showing the Contractor, the Borrower, and the Lenders as obligees. Promptly following the execution and delivery of any Subcontract, the Contractor shall forward, or cause to be forwarded, to the Lenders and the Borrower, a copy of the Payment and Performance Bond obtained from that Subcontractor.

      SECTION 4.2 Deficiency - Project Costs

      If at any time the proceeds derived from the Loans are insufficient to pay in full the Project Costs as they become due, the Borrower shall demonstrate to the reasonable satisfaction of the Lenders that it has funds, or access to funds, which when combined with the unused amount of the Commitment, are readily available to pay all Project Costs.

      SECTION 4.3 Remedies Against Contractors, Etc.


      If the Contractor, the Project Architect or any vendor or Subcontractor shall default under any contract or purchase order with Borrower in connection with the construction of the Project, the Borrower shall pursue any remedies that may be available under the circumstances, including, without limitation, pursuit under the Payment and Performance Bonds,

      SECTION 4.4 Completion of the Project

      (a) The completion of the Project ("Completion") shall be evidenced by the filing with the Lenders of the certificates of the Project Architect, the Contractor and the Project Consultant addressed to the Lenders and the Borrower stating that (i) the Project Work, including without limitation the construction of the Building, and the acquisition and installation of the Project Equipment have been completed in accordance with the Construction Drawings, and the Project Budget, and (ii) all of the Project Costs have been paid in full except for those Costs the liability for payment of which is being contested or disputed.

      (b) In addition, the Contractor also shall forward to the Lenders a certificate in furtherance of clause (ii) of paragraph (a) above addressed to the Borrower and the Lenders stating the amount of unpaid Project Costs the liability for payment of which is being contested or disputed and whether that liability is covered by insurance, a Payment and Performance Bond or otherwise (the unpaid Costs which are not so covered by insurance, a Payment and Performance Bond or otherwise being hereinafter referred to as "Disputed Project Costs").

      Promptly following payment or resolution (as the case may be) of the Disputed Project Costs, the Contractor shall forward to the Lenders a certificate addressed to the Borrower and the Lenders containing a reasonably detailed breakdown of the actual amount of Project Costs, and the aggregate amount thereof,

      (c) Upon Completion, a final title insurance policy showing that the mortgage lien created by the Mortgage is subject only to matters referred to in the title commitment, Permitted Encumbrances and any other matters approved by the Lenders shall be delivered to the Lenders.

      (d) After Completion, the Borrower shall notify the Lenders of completion and at the request of the Lenders, will enter into a supplemental agreement identifying the items of Project Equipment installed in or about the Project. Borrower shall pay Lenders' attorneys fees and expenses incident to the documentation and filing thereof.

                                    ARTICLE 5
                          LOANS AND TERMS OF REPAYMENT

      SECTION 5.1 Loans and Execution of Notes to Evidence Loans

      (a) The aggregate principal amount of the Notes which may be outstanding is limited to an amount up to $22,000,000, the amount of the Commitment.;

      (b) Immediately upon the delivery of funds by the Lenders to Borrower in the manner contemplated by Section 3.6, Draws on the Loan in those amounts shall be deemed to have been made by the Lenders and accepted by the Borrower, and the outstanding principal amount of the Notes shall be increased accordingly on the schedule attached to the Notes;

      (c) All Loans made by the Lenders and all payments and redemptions made on account of the principal of the Notes shall be recorded by the Lenders on the schedule attached to the Notes; provided, that any failure by the Lenders to make endorsements shall not affect the obligations of the Borrower hereunder or under the Notes;

      (d) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under the Notes shall be made in Dollars, in immediately available funds, to the Lenders via Lenders' wiring instructions attached hereto as EXHIBIT E, not later than 12:00 pm. Central Standard Time on the date on which the payment shall become due (each payment made after that time on that date to be deemed to have been made on the next succeeding Business Day), If the due date of any payment under this Agreement or the Notes would otherwise fall on a day which is not a Business Day, that payment shall be made on the next succeeding Business Day with the same effect as if made on the day that payment was due;

      (e) Anything in this Agreement or the Notes to the contrary notwithstanding, interest on the Notes shall in no event exceed the maximum rate permitted by applicable law and Borrower shall provide Lenders with an opinion of Alabama counsel indicating the interest on the Loans, as called for herein, does not exceed that permitted by Alabama law;

      SECTION 5.2 Interest on the Notes.

      (a) Simple Interest. The sums advanced under the Notes shall bear simple interest ("Simple Interest") at the annual rate eight percent (8%).

      Following an Event of Default and acceleration of the principal of the Notes and accrued interest thereon pursuant to Section 8.2(a) hereof, Simple Interest thereafter shall accrue and shall be payable on the outstanding principal advanced under the Notes from time to time on demand by the Lenders on overdue principal of the Notes at the rate of ten percent (10%) per annum, or the maximum rate of interest then allowed by law (the "Maximum Legal Rate"), whichever is less (the "Default Rate"). Simple Interest shall be calculated on the basis of a three hundred sixty (360) day year and twelve (12) thirty (30) day months.

      SECTION 5.3 Scheduled Principal and Interest Repayments of the Notes

      (a) Interest on the Notes shall accrue and shall not be payable for a period of fifteen (15) months from the Initial Disbursement Date (the "Capitalization Period"), but in no event longer than for a period expiring on December 31, 2003.

      (b) Interest only shall be payable on the principal amount of the Notes outstanding, including capitalized accrued interest thereon, for the period from the expiration of the Capitalization Period to December 31, 2003, due and payable on each intervening June 30th and December 31st.

      (c) Thereafter, the principal amount of the Notes outstanding, including capitalized accrued interest, together with Interest thereon shall be repaid in thirty (30) equal semi- annual payments of principal and Interest commencing on June 30, 2004, and continuing to and including December 31, 2018, the Maturity

Date, when any remaining outstanding principal and accrued interest shall be due and payable.

      If the Borrower fails to make any payment of principal and/or interest when due on the Notes (other than a payment due on the stated maturity of the Notes or a payment following an acceleration of the notes following an Event of Default), the Borrower shall pay to the Lenders, in addition to the payment of principal and/or interest, a delinquency or "late charge" equal to four percent (4%) of the amount of the past due payment.

      SECTION 5.4 Optional Prepayment of the Notes

      The Borrower shall have the privilege of prepaying the indebtedness at any time in whole or in part, without notice, premium or penalty. All prepayments pursuant to this Section 5.4 shall be applied against the installments of principal payable under Section 5.3 in the inverse order of their maturities. Any permitted partial prepayment, however, will not alter or reduce the amount of the payment due on each Payment Date until the principal and interest on the Notes is paid in full.

      SECTION 5.5 Mutilated, Lost, Stolen or Destroyed Note; Transfer of Note

      (a) If any Note is mutilated, lost, stolen or destroyed, the Borrower (upon the receipt of a written authorization from the Lenders) may authenticate and deliver a new Note in the same principal amount in lieu of and in substitution for the Note mutilated, lost, stolen or destroyed; provided that, in the event of the mutilation of a Note, the mutilated Note shall first be surrendered to the Borrower, and in the event that a Note is lost, stolen or destroyed, there shall be first furnished to the Borrower evidence satisfactory to the Borrower of the ownership of the Note and of the loss, theft or destruction, together with a written indemnification from Lenders in form satisfactory to Borrower.

      (b) Lenders shall not transfer or assign the Notes or any of them provided that no uncured Event of Default exists. In the even an uncured Event of Default exists, the Notes shall be fully transferable by the Lenders. The person in whose name a Note is registered from time to time shall be deemed and regarded as the absolute owner thereof for all purposes and payment of or on account of the principal of and interest on the Note shall be made only to or upon the order of the registered owner thereof, or its attorney duly authorized in writing, and neither the Borrower, nor any paying agent acting for the Borrower shall be affected by any notice to the contrary. All such payments shall be valid and effectual to satisfy and discharge the liability upon the Note to the extent of the sum or sums so paid,

                                    ARTICLE 6
                               FINANCIAL COVENANTS

      Borrower agrees and covenants that so long as the Loans, or any amount due thereunder, remain outstanding, it shall not authorize, approve or issue any cash, stock or liquidating dividend, or make any other distribution in property or return of capital, provided, however, that Borrower shall be permitted to pay dividends if the Debt Service Coverage Ratio exceeds 1.2 to 1.0, and, the ratio of current assets as compared to current liabilities ( the " Current Coverage Ratio") exceeds 1.2 to 1.0, at the time the dividend is paid, and, after giving effect to the payment of the dividend, immediately thereafter.

                                    ARTICLE 7
                                PROJECT OPERATION

      SECTION 7.1 Possession and Use of Project

      (a) The Project may be operated as a fiber-optic manufacturing facility. The Project shall not be used for any other purpose without Lender's prior written consent.

      (b) The Borrower shall be permitted to possess, use, manage, operate and enjoy the Project without hindrance on the part of the Lenders, subject, however, to all the terms and conditions of this Agreement.

      SECTION 7.2 Maintenance and Other Operating Expenses

      The Borrower will, at its own expense, pay all gas, electric, water, sewer and all other charges, fixed or otherwise, for the operation, use and upkeep of the Project. Subject to Section 7.1 hereof, the Borrower shall operate and maintain the Project in a first class manner and condition, and shall not commit any waste thereof.

      SECTION 7.3 Taxes, Assessments, Etc.

      The Borrower will pay or cause to be paid as they become due and payable all taxes, assessments and governmental charges or other payments or fees in lieu thereof, of any kind lawfully levied or assessed upon the Project or any part thereof or upon any income therefrom; provided, however, that the Borrower shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment or governmental charge or levy to the extent that the amount, applicability or validity thereof is then being contested in good faith by appropriate proceedings and the Borrower shall set aside on its books and shall maintain those reserves as are required by GAAP with respect to any tax, assessment, charge or levy. The Borrower will promptly forward to the Lenders copies of any bills, statements, assessments, notices or other instruments asserting or otherwise relating to any real estate taxes, assessments or charges.

      SECTION 7.4 Improvements, Alterations, Etc.

      (a) The Borrower may, at its own expense, make changes, additions, improvements or alterations to the buildings, structures and other improvements constituting a part of the Project, provided that the Borrower shall not make any material change, addition, improvement or alteration without the consent of Lenders, which consent shall not be unreasonably withheld or delayed.

      (b) The Borrower may, at its own expense, install in the Building or elsewhere in the Project any equipment or property which does not constitute part of the Project Equipment and which in the Borrower's judgment is necessary or convenient for its use and occupancy of the Project, provided that the installation thereof does not materially impair the value of the Project. Any such equipment or personal property owned (or leased pursuant to a lease contract) by the Borrower shall be identified by Borrower in writing to Lenders and may be removed by the Borrower at any time and from time to time without responsibility or accountability to the Lenders, provided that (i) there shall be no Event of Default and (ii) the Borrower shall promptly repair at its own expense any damage to the Project caused by the removal of any such equipment or other personal property.

      SECTION 7.5 Transfer or Encumbrance Created by Borrower

      The Borrower (i) may not sell, transfer or convey the Project or any part thereof, as provided in this Agreement, and (ii) except for Permitted Encumbrances, will not create or incur or suffer or permit to be created or incurred or to exist any mortgage, lien, charge or encumbrance on the Project or any part thereof.

      SECTION 7.6 Other Indebtedness of Borrower

      Without the prior written consent of the Lenders, the Borrower will not at any time create, incur, suffer to exist, assume, guarantee or otherwise become liable for, contingently or otherwise, any unsecured indebtedness, if after giving effect thereto, the Borrower's obligations under the Loan Documents will be subordinate to that indebtedness.

      SECTION 7.7 Insurance

      (a) The Borrower shall maintain (or cause the Construction Manager to maintain) builder's risk insurance on the Project while the Project is under construction, and thereafter, at the Borrower's cost and expense, (i) insurance on the Project against loss or damage by fire, explosion, and other risks insured against by extended coverage in an amount not less than the full replacement cost value of the Project. Each policy of insurance shall name the Lenders and Borrower as additional insureds, as their interests may appear, and shall name the Lenders as loss payee/mortgagee under the terms of a standard mortgagee clause.

      (b) In addition, the Borrower shall at all times maintain insurance against liability for bodily injury to or death of persons and for damage to or loss of property occurring on or about the Project or in any way related to the condition or operation of the Project, in the minimum amounts of $1,000,000 combined single limit for any one occurrence, and $5,000,000 aggregate for any one year for all death and bodily injury claims and property damage. All policies or other contracts for liability insurance shall insure the Borrower, and the Lenders against such liability, as their interests may appear.

      (c) All insurance described in this Section shall be effected with insurance carriers reasonably acceptable to the Lenders, shall provide for not less than twenty (20) days' prior written notice to the Lenders before cancellation or termination and may be effected under a blanket policy or policies.

      (d) Borrower shall maintain flood insurance on the Project unless Borrower provides evidence to Lender that flood insurance is not required.

      SECTION 7.8 Damage and Destruction

      (a) In the event that the Project shall be damaged or destroyed in whole or in part by a Casualty Event, then all Net Insurance Proceeds shall be paid jointly to Borrower and Lenders and used for restoration of the Project pursuant to paragraph (c) below, unless the Borrower and the Lenders, in their sole discretion, otherwise agree in writing within sixty (60) days following the Casualty Event not to effect restoration of the Project. Any excess Net Insurance Proceeds remaining after the completion of restoration shall be applied in the manner set forth in clause (b) below,

      (b) In the event that the Borrower and the Lenders timely agree in writing not to effect restoration of the Project, then this Agreement shall terminate and all Net Insurance Proceeds shall be paid to the Borrower and applied against the RSA Indebtedness with any balance remaining being paid to the Borrower.

      (c) In the event that this Agreement has not been terminated pursuant to paragraph (b), then the Borrower shall use diligent efforts to restore the Project as nearly as possible to its condition immediately prior to the Casualty Event.

      SECTION 7.9 Condemnation

      (a) If the Project or any part thereof is taken by Eminent Domain, the entire condemnation award, including any portion thereof that may be recoverable by the Borrower, shall be paid to the Lenders and applied as follows:

      (i) If all or substantially all of the Project is taken by the eminent domain proceedings, the Net Condemnation Award shall be applied pursuant to Section 8,3.

      (ii) If less than all or less than substantially all of the Project is taken by the eminent domain proceeding, this Agreement shall continue in full force and effect but with the following consequences:

            (1) If no part of the Project Building or the Project Equipment is taken or damaged and in the Borrower's opinion the efficient utilization of the Project is not impaired by the taking, the Net Condemnation Award shall be applied pursuant to Section 8.3 hereof,

            (2) If (i) any part of the Project Building or the Project Equipment is taken or damaged or (ii) in the Borrower's opinion the efficient utilization of the Project is impaired by the taking, the Borrower will proceed, as promptly as practicable under the circumstances and upon those terms as shall be approved in writing by the Borrower, to repair, replace, rebuild or restore the portion or portions of the Project so taken or damaged or to rearrange the facilities then forming a part of the Project so as to make them suitable for the Borrower's uses, and the Lenders will apply the Net Condemnation Award referable to the taking to payment of the costs of the repair, replacement, rebuilding or restoration. If the Net Condemnation Award is in excess of the costs of the repair, the excess shall be applied pursuant to Section 8.3 hereof. If the Net Condemnation Award is not sufficient to pay all of the costs of the repair, the Borrower will pay, or cause to be paid, the deficiency. If, after being furnished with the necessary funds (whether from the Borrower, from the condemnation award or from both sources), the Borrower fails or refuses after reasonable request to repair, replace or rebuild or restore the portion or portions of the Project taken or damaged or to rearrange the facilities then forming a part of the Project so as to make them suitable for the Borrower's uses, as the case may, the Lenders may, for and in the name and behalf of the Borrower, perform the work of that repair, replacement, rebuilding or rearrangement, in which case it shall be entitled to reimbursement for the costs thereof from the funds referred to above, to the extent that the funds are sufficient therefor.

      (b) The Lenders shall cooperate fully with the Borrower in the handling and conduct of any prospective or pending condemnation proceeding with respect to the Project or any part thereof and will, to the extent it may lawfully do so, permit the Borrower to litigate in any such proceeding in the name and behalf of the Borrower. In no event will the Borrower voluntarily settle, or consent to the settlement of, any prospective or pending condemnation proceeding with respect to the Project or any part thereof without the written consent of the Lenders.

      (c) Upon payment to the Lenders of any condemnation award referable to any taking through the power of Eminent Domain, the Lenders, at the Borrower's expense, shall execute and deliver to the Borrower or to any person or governmentality successfully exercising the power of Eminent domain any and all instruments that may be necessary to release from this Agreement all property forming part of the Project so taken.

      SECTION 7.10 Granting of Easements

      If no Event of Default shall exist, the Borrower may, with the consent of the Lenders, which will not be unreasonably withheld or delayed, grant easements or other rights of others in or to the Project or any portion thereof for streets, roads, pipes, pipelines, electric transmission and distribution lines, telephone and telegraph lines, and other similar purposes (provided that grant will not materially adversely affect the operation of the Project), flood rights, river control and development rights, and sewage and drainage rights. Following notice to the Lenders and consent by the Lenders, the Lenders shall execute and deliver any instrument necessary or appropriate to confirm and grant or release any easement or other right upon receipt of: (i) a copy of the instrument of grant or release; and (ii) a written application signed by an Authorized Borrower Representative requesting the instrument and stating that the grant or release will not materially impair the use of the Project.

      SECTION 7.11 Party Wall Provisions

      If the Borrower purchases, leases or otherwise acquires any other land adjacent to the Land, or if any unimproved portion of the Land is released from the demise hereof, then, in that event, with prior notice to and consent of Lenders, all building walls now standing or hereafter erected on or contiguous to any common boundary between the Land and land adjacent to the Land that has been purchased, leased or otherwise acquired by the Borrower or any land theretofore constituting part of the Land that has been released from the demise thereof, as the case may be, shall be party walls, and each parcel of land on either side of the common boundary shall be subject to a reciprocal easement for the benefit of the other parcel, which easement on each of the common boundaries shall extend out ten feet from that boundary and shall be for the purpose of construction, inspection, maintenance, repair and replacement of any party wall now or hereafter erected on or contiguous to the common boundary.

      To the extent permitted by applicable building codes and accepted principles of structural design, new buildings or other structures located on their side of any common boundary may be structurally connected to any party wall then in existence, but any party exercising the right of connection to an existing party wall shall indemnify and hold harmless the owner, mortgagee and lessee of the parcel of land on which the party wall was erected (as well as any other person having an interest in that parcel) against any and all losses and damages that may in any way result from the construction and connection of adjacent buildings and other structures to the party wall, including damage or loss occurring after the completion of construction as well as any that may occur during construction.

      If a building or other structure now or hereafter located on a parcel of land on either side of any common boundary utilizes a party wall with a building or other structure now or hereafter located on the parcel of land on the other side of the common boundary, and if all buildings or other structures utilizing that party wall are leased or owned by the same person or are otherwise operated under common control, then the party wall may be constructed or modified to permit openness between the buildings or other structures utilizing the party wall as may be deemed desirable by the person exercising common control over the buildings or structures, and the utilities serving either of the parcels may be tied in or connected with the utilities serving either of the parcels, but in the event that the parcels thereafter cease to be leased or owned by the same person or otherwise operated under common control, the openings in the party wall shall be closed by using any materials or construction methods which will produce a completed wall of a structural quality equivalent to or better than the structural quality of the Building, as they then exist, and separate utilities shall be provided for each of the parcels of land.

      The covenants and agreements on the part of the Borrower contained in this
Section 7.11 shall run with all separate parcels of land into which the Land may be hereafter divided and shall be enforceable for the benefit of each parcel by all present and future owners, lessees and mortgagees thereof.

      SECTION 7.12 Removal of Project Equipment

      The Borrower may, if no Event of Default shall have occurred and be continuing, dispose of any item of the Project Equipment upon compliance with the conditions set forth in either subparagraph (a) or (b) below:

      (a) The item of Project Equipment may be removed, sold or otherwise disposed of if it is retired or replaced in the ordinary course of operation of the Project, or

      (b) The Borrower may sell part of the Project Equipment for fair market value provided the net proceeds of the sale after the payment of all costs thereof shall be used to purchase replacement Project equipment, or, paid to the Lenders for application against the principal on the Loan.

      The Borrower will not remove any items of the Project Equipment pursuant to the provisions of this Section if the operating utility of the Project will be significantly impaired by the removal.

      In furtherance of the preceding provisions of this Section, the Borrower will do the following:

      (1) The Borrower will execute and deliver to the Lenders those documents as the Lenders may from time to time require to confirm the title of the Borrower to any items of equipment and other personal property that under the provisions of this Section are to become a part of the Project Equipment.

      (2) The Borrower will pay all reasonable costs (including attorneys' fees) incurred by Lenders in subjecting to the lien of Lenders' Mortgage and Security Agreement any items of equipment and other personal property that under the provisions of this Section are to become a part of the Project Equipment

      Upon the removal by the Borrower of any item of the Project Equipment from the Project in compliance with the conditions of this Section 7.12, the Borrower will convey title to that item to the purchaser thereof by bill of sale or other appropriate conveyance. The Lenders shall execute and deliver any instruments that the Borrower may deem necessary to confirm the release of any of the Project Equipment after notice to and the consent of the Lenders. The Borrower will reimburse the Lenders for their reasonable expenses (including attorneys' fees) incurred in connection with the release.

      Nothing contained herein shall prohibit the Borrower from removing from the Project any equipment or other personal property that is owned by it or leased by it from third parties, provided that the Borrower will promptly repair at its own expense any damage to the Project caused by such removal.

      SECTION 7.13 Warranty of Title

      (a) After the exercise of the Option, the Borrower shall maintain a valid fee simple interest in the Project and the Project Equipment, subject, in each case, to no lien, charge or encumbrance other than Permitted Encumbrances.

      (b) The Borrower will warrant and defend the title to the Project and the Project Equipment against the claims and demands of all persons arising out of liens or other encumbrances created or permitted by the Borrower, other than those referred to in subsection (a) above and claims and demands arising out of this Agreement.

      SECTION 7.14 Advances by Lenders

      If the Borrower shall fail to perform any of its covenants in this Agreement, the Lenders may, but shall not be required to, at any time and from time to time, after written notice to the Borrower, make advances to effect performance of that covenant on behalf of the Borrower. Any money so advanced by the Lenders, together with interest at the Prime Rate plus two percent (2%), or Simple Interest plus four percent (4%), whichever is greater, or the maximum rate permitted by law, whichever is less, shall be repaid upon demand,

      SECTION 7.15 Financial Statements and Reports

      The Borrower and FCI shall furnish or cause to be furnished to the
Lenders:

      (a) Within forty-five (45) days after the end of each of the four (4) calendar quarters during the Borrower's and FCI's respective fiscal years, an income statement, a balance sheet, a statement of cash flow, and a statement of profit and loss regarding the operations of the Project for that quarter, and a certificate of the Debt Service Coverage Ratio, and, the Current Coverage Ratio certified by an officer of the Borrower and an officer of FCI.

      (b) Within ninety (90) days after the end of each fiscal year of the Borrower, an income statement, balance sheet, a statement of cash flow and statement of profit and loss, setting forth, in each case, in comparative form corresponding figures from the preceding fiscal year, audited by independent public accountants who are reasonably acceptable to Lenders.

      SECTION 7.16 Lenders' Signs and Other Promotional Materials

      Following the commencement of construction on the Project through and including the Completion Date, an exterior sign or signs, the design, size and content of which shall be satisfactory in all respects to the Lenders shall be installed and maintained at the Project, at the Borrower's cost and expense, recognizing and acknowledging the participation of the Lenders in the financing and construction of the Project. The sign shall be not less than 10' by 5' high, in red, white and blue colors and shall name the Secretary-Treasurer and the Chairmen of the retirement systems Boards of Control.

                                    ARTICLE 8
                           EVENTS OF DEFAULT; REMEDIES

      SECTION 8.1 Events of Default

      "Event of Default," wherever used herein, means any one of the following events:

      (1) Default in the payment of any interest upon the Notes when that interest becomes due and payable, provided, however, payment may be made within five (5) calendar days of when otherwise due or payable, if paid with additional per diem interest accrued thereon; or

      (2) Default in the payment of the principal of the Notes when that principal becomes due and payable, provided, however, payment may be made within five (5) calendar days of when otherwise due or payable, if paid with additional per diem interest accrued thereon; or

      (3) Default in the performance, or breach, of any covenant or warranty of the Borrower in this Agreement, or, the other Loan Documents (other than a payment default under Section 8.1(1) and (2), or any other covenant or warranty a default in the performance or breach of which is elsewhere in this Section specifically dealt with), or the Project Documents, or if any condition or matter contained in Sections 3.5 or 3.6 of this Agreement ceases to be true and correct, and continuance of that default or breach for a period of thirty (30) days after there has been given, by registered or certified mail, to the Borrower by the Lenders, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a "notice of default" hereunder; or

      (4) The appointment by a court of competent jurisdiction of a receiver for the Project, or approval by a court of competent jurisdiction of any petition for rearrangement or readjustment of the obligations of the Borrower or FCI relating to the Project under any provisions of the bankruptcy laws of the United States, or the entry of an order of relief by such court with respect thereto, or

      (5) The entry of a decree or order by a court having jurisdiction in the premises adjudging the Borrower or FCI a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Borrower or FCI under the federal Bankruptcy Act or any other applicable federal or state law, or appointing a receiver, liquidator, assignee or trustee of the Borrower, or FCI, or any substantial part of their property, or ordering the winding up or liquidation of their affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days, or,

      (6) Borrower's or FCI's institution of proceedings to be adjudicated a bankrupt or insolvent, or the consent by either to the institution of bankruptcy or insolvency proceedings against it, or either filing of a petition or answer or consent seeking reorganization or relief under the federal Bankruptcy Act or any other applicable federal or state law, or either consenting to the filing of any such petition or to the appointment of a receiver, liquidator, assignee or trustee of the company, or of any substantial part of its property, or either making of an assignment for the benefit of creditors or the admission by either in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Borrower or FCI in furtherance of any such action.

      SECTION 8.2 Acceleration of Maturity; Remedies

      If (i) an Event of Default exists, or (ii) there is any Change in Control of Borrower, or (iii) the Project is sold by Borrower, then the Lenders may, at their option, exercise any and all of the following rights and remedies on account of the Event of Default/Change in Control:

      (a) The Lenders may declare the principal of the Notes and interest accrued thereon to be due and payable immediately, by a notice in writing to the Borrower, and upon that declaration the principal and the interest accrued thereon shall become immediately due and payable,

      (b) The Lenders may undertake, either personally or through its agents or employees, following written notice to the Borrower of its election so to do, enter upon the Project and perform any and all remaining Project Work necessary to effect Completion of the Project substantially in accordance with the Project Budget, the Construction Drawings and take all appropriate steps to secure and protect the Project. In furtherance (but not in limitation) of the foregoing, the Lenders shall be and hereby are authorized to undertake any and all acts deemed necessary or appropriate to effect Completion of the Project as set forth above, including, without limitation, the right to:

            (i) make changes in the Construction Drawings as may be necessary or desirable;

            (ii) hire any person to complete the Project Work;

            (iii) pay, settle or compromise bills and claims with the holders thereof,

            (iv) use all material, equipment, fixtures, furniture and furnishings purchased for the construction and operation of the Project;

            (v) prosecute and defend all actions or proceedings in connection with the construction and operation of the Project; and

            (vi) otherwise take any and all action relating to the construction and development of the Project as if the Lenders were the record owner thereof. Provided, however, that all action taken by the Lenders under this clause shall be in compliance with the Borrower's obligations under the AIDB Purchase Agreement. In furtherance of the rights granted to the Lenders in this clause, the Borrower hereby appoints the Lenders as its attorney in fact, with full power of substitution to complete the Project in the name of the Borrower to take any and all action necessary or appropriate in furtherance thereof following an Event of Default. This power of attorney is a power coupled with an interest and cannot be revoked by the Borrower.

      (c) The Borrower, upon written demand of the Lenders and if the Event of Default has not been cured, shall forthwith surrender the possession of, and it shall be lawful for the Lenders, by such officer or agent as it may appoint, to take possession of all or any part of the Project together with the books, papers and accounts of the Borrower pertaining thereto, and including the rights and the position of the Borrower under this Agreement and other licenses, contracts and agreements, and to hold, operate and manage the property, and from time to time to make all needful repairs and improvements as the Lenders shall deem necessary or appropriate; and the Lenders may sell or lease the Project or any part thereof in the name and for the account of the Borrower and collect, receive and sequester the rents, revenues, earnings, income, products and profits therefrom, and out of the same and any monies received from any receiver of any part thereof pay, and/or set up proper reserves for the payment of, all proper costs and expenses of the taking, holding and managing the property, including reasonable compensation to the Lenders, its agents and counsel, and any charges of the Lenders hereunder, and any taxes and assessments and other charges prior to the lien of this Agreement which the Lenders may deem it wise to pay, and all expenses of the repairs and improvements. Whenever all that is due upon the Notes shall have been paid and all defaults made good, the Lenders shall surrender possession to the Borrower, its successors or assigns, the same right of entry, however, to exist upon any subsequent Event of Default,

      (d) The Lenders may exercise any and all of their rights and remedies under the Security Documents.

      SECTION 8.3 Application of Money Collected

      Any money collected by the Lenders pursuant to this Article shall be applied in the following order on the date or dates fixed by the Lenders, and in case of the distribution of that money on account of principal or interest, upon presentation of the Note and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

      (a) First: To the payment of all unpaid amounts due the Lenders under
Section 7.14, 8.2(b), (c) and (d) and attorneys' fees and costs;

      (b) Second: To the payment of the whole amount then due and unpaid upon the Note for principal and interest, and on overdue installments of interest, and in case the proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon the Notes, then to the payment of the principal and interest as the Lenders may elect, it being the intention under this clause (b) that unless otherwise agreed by the Lenders, all payments hereunder shall be made to the applicable Lender in direct proportion to the ratio which the original principal amount of that Lender's Note bears to the Commitment;

      (c) Third: To the payment of any amounts owed to the Borrower; and

      (d) Fourth: To the payment of the remainder, if any, to the Borrower or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

      SECTION 8.4 Lenders May Enforce Claim for Holders of Notes

      All rights of action and claims under this Agreement or the Notes may be prosecuted and enforced by the Lenders on behalf of the holder of the Notes with the production of the Notes in any proceeding relating thereto, Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Lenders, their agents and counsel, be for the benefit of the holders of the Notes.

      SECTION 8.5 Unconditional Right of Lenders to Receive Principal and
                  Interest

      Notwithstanding any other provision in this Agreement, the Lenders shall have the right, which is absolute and unconditional so long as Lenders are the holders of the Notes, to receive payment of the principal of and interest on its Note on the Payment Dates and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of the Lenders.

      SECTION 8.6 Restoration of Positions

      If the Lenders have instituted any proceeding to enforce any right or remedy under this Agreement by foreclosure, entry or otherwise and that proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Lenders, then and in every case the Borrower and the Lenders shall, subject to any determination in that proceeding, be restored to their former positions hereunder, and thereafter all rights and remedies of the Lenders shall continue as though no proceeding had been instituted,

      SECTION 8.7 Rights and Remedies Cumulative

      No right or remedy herein conferred upon or reserved to the Lenders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

      SECTION 8.8 Delay or Omission Not Waiver

      No delay or omission of the Lenders to exercise any right or remedy accruing upon an Event of Default shall impair any right or remedy or constitute a waiver of any Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Lenders may be exercised from time to time, and as often as may be deemed expedient, by the Lenders.

      SECTION 8.9 Suits to Protect Lenders' Interest in Property

      The Lenders shall have power to institute and to maintain those proceedings as it may deem expedient to prevent any acts which may be unlawful or in violation of this Agreement and to protect its interests and the interests of the Lenders in the rents, issues, profits, revenues and other income arising from the Project, including the power to institute and maintain proceedings to restrain the enforcement of or compliance with any governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with that enactment, rule or order would impair security hereunder or be prejudicial to the interests of the Lenders.

      SECTION 8.10 Remedies Subject to Applicable Law

      All rights, remedies and powers provided by this Article may be exercised only to the extent that the exercise hereof does not violate any applicable provision of law in the premises, and all the provisions of this Article are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.

                                    ARTICLE 9
                                  MISCELLANEOUS

      SECTION 9.1 Payment of Expenses

      (a) Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of this Security Documents, the other Loan Documents, and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Security Documents, the other Loan Documents, or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

      (b) Regardless of whether the transaction contemplated hereby or any of the Project Documents shall be consummated, the Borrower agrees to pay all reasonable out-of-pocket expenses of the Lenders (including reasonable fees and expenses of its counsel) in connection with the negotiation, documentation, consummation and implementation of the transactions contemplated hereby and the Project Documents. The foregoing notwithstanding, the aggregate fees and expenses payable to Lenders' counsel for services and expenses rendered and incurred through the Initial Draw on the Initial Disbursement Date shall not exceed $50,000, based upon a rate of $250 per hour. Borrower shall pay on the date of the Initial Closing the fees and expenses of Lenders' counsel accrued through, and as of, the date of the Initial Closing, subject to the aggregate limitation. The additional fees and expenses of Lenders' counsel for services and expenses rendered after the Initial Closing through the earlier of the Initial Disbursement Date or September 30, 2002, subject to the aggregate limitation, shall be paid by Borrower on the earlier of the Initial Disbursement Date, or September 30, 2002. The provisions of this Section shall survive the termination of this Agreement.

      SECTION 9.2 Termination

      Except as otherwise provided herein, this Agreement shall terminate when all Loans and all other amounts due to the Lenders hereunder have been fully paid.

      SECTION 9.3 Successors and Assigns

      Except as provided in Section 9.4, all covenants and agreements in this Agreement by the Borrower or the Lenders shall bind their respective successors and assigns, whether so expressed or not,

      SECTION 9.4 Assignment

      (a) If an Event of Default exists which remains uncured, then any Lender may assign its rights under this Agreement to any person without the consent of the Borrower, provided that person agrees with the Borrower to be bound by the terms and conditions of this Agreement and the Loan Documents, and agrees, inter alia to fund its percentage of the Commitment as set forth herein.

      (b) Except as otherwise provided in this Agreement, the Borrower may not assign its rights or delegate its obligations under this Agreement to any person without the prior written consent of the Lenders.

      SECTION 9.5 Benefit of Agreement

      Nothing in this Agreement, express or implied, is intended to give any person, other than the parties hereto and their successors and (subject to the requirements of Section 9.4) assigns hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

      SECTION 9.6 Notices

      (a) Any request, demand, authorization, direction, notice, consent, or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with, the Borrower or the Lenders shall be sufficient for every purpose hereunder if in writing and, except as otherwise provided in this Agreement either (i) delivered personally to the party or to an officer of the party to whom it is directed, (ii) delivered to the party by telex or telecopy (provided that the original shall be forwarded first class mail, postage prepaid to the addressee), or (iii) mailed, first- class postage prepaid and addressed to the person at the address specified below:

      (1)   If to the Borrower:

            FiberCore USA, Inc.
            c/o FiberCore, Inc.
            253 Worcester Road
            Post Office Box 180
            Charlton, MA 01507

      with a copy to:

            Malcom Wattman, Esq.
            Cadwalader, Wickersham & Taft
            100 Maiden Lane
            New York, NY 10038

      (2)   If to ERSA:

            Employees' Retirement System of Alabama
            135 South Union Street
            Montgomery, Alabama 36130-4101
            Attention:  Dr. David G. Bronner, Secretary-Treasurer

      with a copy to:

            John N.  Pappanastos, Esq.
            Pappanastos, Wilson & Assoc., P.C.
            P.O. Box 2030
            Montgomery, AL 36102-2030

      (3)   If to TRSA:

            Teachers' Retirement System of Alabama
            135 South Union Street
            Montgomery, Alabama 36130-4101
            Attention: Dr. David G. Bronner, Secretary-Treasurer with a copy to:

            John N. Pappanastos, Esq.
            Pappanastos, Wilson & Associates, P.C.
            P.O. Box 2030
            Montgomery, AL 36102-2030

      (b) Except as otherwise provided in this Agreement, any notice or other document shall be deemed to be received upon receipt if sent in the manner set forth in this Section 9.6.

      SECTION 9.7 Lenders

      The obligations of the Lenders hereunder (including, without limitation, the obligation to fund the Commitment as set forth herein) are the joint obligations of the Lenders.

      SECTION 9.8 INTENTIONALLY OMITTED

      SECTION 9.9 Further Assurances

      The Borrower will do, execute, acknowledge and deliver those further acts, instruments and assurances, and otherwise cooperate with the Lenders as the Lenders shall deem necessary or appropriate, to evidence, preserve or protect the collateral secured by the Security Documents or better effectuate the intents and purposes of this Agreement.

                             SIGNATURE PAGES FOLLOW

            IN WITNESS WHEREOF, the Borrower and the Lenders have caused this Agreement to be duly executed as the day and year first above written by individuals duly authorized on behalf of the respective parties hereto.

                              FIBERCORE USA, INC.
                              a Delaware Corporation


                              By: /s/ Robert Lobban
                                  ---------------------------
                                  Robert Lobban

                              Its: Chief Financial Officer

ATTEST:

/s/ Steven Phillips
----------------------------
Steven Phillips
Its:  Secretary (Ass't)

STATE OF MASSACHUSETTS        *
COUNTY OF WORCESTER           *

Before me the undersigned Notary Public, appeared ROBERT LOBBAN whose name as Chief Financial Officer of FiberCore USA, Inc., a corporation, is signed to the foregoing, and who is known to me, acknowledged before me on this day that being informed of the contents of the foregoing, he executed the same voluntarily for and as the act of said corporation on the date the same bears date.

Given under my hand and official seal this 28th day of December, 2001.


                                             /s/ Cassandra De Luca
                                          --------------------------------------
                                                    NOTARY PUBLIC

                                          My Commission expires: 12/17/04


                          THIS IS A SIGNATURE PAGE FOR
                                 LOAN AGREEMENT

                                    EMPLOYEES' RETIREMENT SYSTEM
                                    OF ALABAMA

                                    By: /s/ David G. Bronner
                                        -------------------------------------
                                        David G. Bronner, Secretary-Treasurer


STATE OF ALABAMA                      *
MONTGOMERY COUNTY                     *

      I, the undersigned Notary Public, hereby certify that DAVID G. BRONNER, whose name as SECRETARY-TREASURER OF EMPLOYEES' RETIREMENT SYSTEM OF ALABAMA, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the said instrument, he, in his capacity as such officer, and with full authority, executed the same voluntarily for and as the act of said Employee's Retirement System of Alabama

      GIVEN under my hand this 31st day of December, 2001.

      (SEAL)

                                          /s/ (ILLEGIBLE)
                                          --------------------------------------
                                                    NOTARY PUBLIC

                                          My Commission expires: _______________


                          THIS IS A SIGNATURE PAGE FOR
                                 LOAN AGREEMENT

                                    TEACHERS' RETIREMENT SYSTEM
                                    OF ALABAMA

                                    By: /s/ David G. Bronner
                                        -------------------------------------
                                       David G.  Bronner, Secretary-Treasurer


STATE OF ALABAMA                      *
MONTGOMERY COUNTY                     *

      I, the undersigned Notary Public, hereby certify that DAVID G. BRONNER, whose name as SECRETARY-TREASURER OF TEACHERS' RETIREMENT SYSTEM OF ALABAMA, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the said instrument, he, in his capacity as such officer, and with full authority, executed the same voluntarily for and as the act of said Teachers' Retirement System of Alabama.

      GIVEN under my hand this 31st day of December, 2001.

      (SEAL)

                                          /s/ (ILLEGIBLE)
                                          --------------------------------------
                                                    NOTARY PUBLIC

                                          My Commission expires: _______________

                                LIST OF EXHIBITS

Exhibit A:        Cost Profile

Exhibit A-1:      General Summary of Estimate of Project Costs

Exhibit B:        Loan Requisition

Exhibit C:        Certificate - Project Architect

Exhibit D:        Certificate - Project Consultant

Exhibit E:        Lenders' Wiring Instructions

                                    EXHIBIT A

                                  Cost Profile


           [TO BE ADDED BY SUPPLEMENT AFTER INITIAL CLOSING BUT ON OR
                BEFORE INITIAL DRAW ON INITIAL DISBURSEMENT DATE]

                                 EXHIBIT A-1

                             Fibercore USA, Inc.
                           Estimated Project Costs


              [TO BE ADDED BY SUPPLEMENT AFTER INITIAL CLOSING BUT
             ON OR BEFORE INITIAL DRAW ON INITIAL DISBURSEMENT DATE]


                                    A-1-1

                                    EXHIBIT B

                                Loan Requisition

                           REQUISITION NO. __________


TO:         PROJECT CONSULTANT
            MONTGOMERY, ALABAMA

            and

            EMPLOYEE'S RETIREMENT SYSTEM OF ALABAMA

            and

            TEACHER'S RETIREMENT SYSTEM OF ALABAMA

RE:         FIBERCORE, USA / AUBURN PLANT PROJECT

      This Requisition is made pursuant to a certain Loan Agreement (the "Agreement") dated as of December ________, 2001 by Fibercore, USA (the "Borrower") and Employee's Retirement System of Alabama and the Teacher's Retirement System of Alabama (the "Lenders"). Terms used in this Requisition shall have the meanings specified for them in the Agreement. The Lenders are hereby authorized and directed to make a loan to the Borrower as specified herein. Such funds shall be advanced to Borrower in accordance with the following wire transfer instructions:

      BANK:  ___________________________________________________
      ABA NO.:  ________________________________________________
      ACCOUNT NO.:  ____________________________________________

      The Borrower hereby certifies the following:

      i) Name and Address of Person to whom payment is to be made:______________________________________________________

      ii)   Amount to be paid:_________________________________________

      iii) Obligation on account of which payment is to be made, showing total obligation, any amount previously paid, and the unpaid balance:
            ____________________________________________________________________
            ____________________________________________________________________

      iv) The obligation to be paid under this Requisition was properly incurred as a Project Cost, has not been the basis of any previous draw; and the purpose for which such payment is to be made is one for which the loan proceeds are authorized under the Loan Agreement to be expended.

      v) The amount being requisitioned under the Requisition is due and unpaid.


      vi) With respect to items covered by this Requisition, there are no vendors', mechanics' or other liens, bailment leases or conditional sales contracts which should be satisfied or discharged before the payments as requisitioned herein are made, or which will not be discharged before the payments requisitioned herein are made, or which will not be discharged by this payment.

      vii) The amount remaining in the Project Budget after the payment of this Requisition together with other amounts reasonably expected to be available therefor, will be sufficient to pay the remaining Project Costs.

      viii) The work material or other purchased item to which the payment covered by this Requisition relates has been accomplished, delivered or installed in a manner satisfactory to the Borrower and the amount to be paid pursuant to this Requisition does not exceed the obligation on account of which the payment is to be made.

      ix) Attached to this Requisition is the certificate of the Project Architect making the certifications set forth in the Agreement.

      x) After giving effect to the anticipated draw, Borrower has paid from its own funds one- third (1/3) of the Project Costs paid to date;

      xi) All required insurance respecting the Project is in full force and effect, evidence of which is attached to this Requisition.

      xii) No Default Certificate: As of the date of this Requisition and after giving effect to the anticipated draw on the Loans from the Lenders on account thereof, (1) no Event of Default has occurred and is in continuing, and no event or condition has occurred which, with notice or passage of time or both, would constitute and Event of Default, (2) the representations and warranties of the Borrower are true and correct in all respects; and, (3) the conditions contained in Sections 3.5 and 3.6 of the Loan Agreement are true and correct.

      xiii) Loan Amount Certificate: The amount requested by Borrower is properly chargeable to Project Costs, and when combined with all other Loans or draws heretofore made by Lenders does not exceed the Commitment.

                              FIBERCORE USA, INC.


                              By:  ___________________________________________

                              Its:  __________________________________________

                              Dated:  ________________________________________

                                 FCI CERTIFICATE

      As of the date of this Requisition and after giving effect to the anticipated draw, FiberCore, Inc. ("FCI") hereby certifies that (1) it has contributed to Borrower, and that Borrower has paid, an amount not less than one-third (_) of the total Project Costs paid to date; (2) it has no knowledge after due inquiry that any Event of Default has occurred and is continuing, or that any event or condition has occurred which, with notice or passage of time or both, would constitute and Event of Default, (3) it has no knowledge after due inquiry that any of the representations and warranties of the Borrower are not true and correct in all respects; (4) it has no knowledge that any of the conditions contained in Sections 3.5 and 3.6 of the Loan Agreement are not true and correct; and, (5) it has not filed for relief or reorganization under any federal or state bankruptcy or insolvency law.

                              FIBERCORE, INC.


                              By:  ___________________________________________

                              Its:  __________________________________________

                              Date:  _________________________________________

                   ATTACHMENT NO. 1 TO EXHIBIT "B" REQUISITION


                                  LIEN WAIVERS
                           [Paragraph 3.6 (a) (i)(a)]

                  ATTACHMENT NO. 2 TO EXHIBIT "B" - Requisition

                  Subcontractors' Payment and Performance Bonds
                            [Paragraph 3.6 9a)(i)(b)]

                   Attachment No. 3 to Exhibit B - Requisition

                   Title Insurance Company Continuation Report
                           [Paragraph 3.6 (a) (i) (c)]

                                    EXHIBIT C

                 Certificate No. ___________: Project Architect

TO:         PROJECT CONSULTANT

            MONTGOMERY, ALABAMA

            and

            EMPLOYEE'S RETIREMENT SYSTEM OF ALABAMA

            and

            TEACHER'S RETIREMENT SYSTEM OF ALABAMA

RE:         FIBERCORE, USA / AUBURN PLANT PROJECT

      This Certificate is made pursuant to that certain Loan Agreement (the "Agreement") dated as of September ______, 2001 and is annexed to Requisition No.______ (the "Requisition"). Terms used in this Certificate shall have the meanings specified for them in the Agreement. The Lenders are hereby authorized and directed to make a Loan to the Borrower as specified herein.

      _____________________________ - (the "Project Architect") hereby certifies as follows:

      i) The obligation to be paid under the Requisition was properly incurred as a Project Cost.

      ii) The amount of $________ being requisitioned under the Requisition is due and unpaid.

      iii) That, insofar as the payment is to be made for work, material, supplies or equipment, the work has been performed and the materials, supplies or equipment have been installed or have been delivered at the site and are covered by the builders' risk insurance.

      iv) That all work, material, supplies and equipment for which payment is to be made are, in the Project Architect's opinion, in accordance with the Construction Drawings, the Design Plans and the Project Budget.

      v) The amount remaining in the Project Budget after payment of the Requisition, together with other amounts reasonably expected to be available therefor, will be sufficient to pay all remaining Project Costs in accordance with the Project Budget.

      vi) With respect to items covered by this Requisition, there are no vendors', mechanics' or other liens, bailment leases or conditional sales contracts which should be satisfied or discharged before the payments as requisitioned herein are made, or which will not be discharged before the payments requisitioned herein are made, or which will not be discharged by such payment.

      vii) The Requisition is hereby approved by the Project Architect.


                                        ________________________________________

                                        ________________________________________
                                        Authorized Officer

Dated:___________________

                                    EXHIBIT D

                    Certificate No. _____: Project Consultant

TO:         EMPLOYEE'S RETIREMENT SYSTEM OF ALABAMA

            and

            TEACHER'S RETIREMENT SYSTEM OF ALABAMA

RE:         FIBERCORE, USA / AUBURN PLANT PROJECT

      This Certificate is made pursuant to that certain Loan Agreement (the "Agreement") dated as of September ______, 2001 and is annexed to Requisition No.______ (the "Requisition"). Terms used in this Certificate shall have the meanings specified for them in the Agreement. The Lenders are hereby authorized and directed to make a Loan to the Borrower as specified herein.

      __________________________ (the "Project Consultant") hereby certifies as follows:

      i) The Requisition is in the form required by the Loan Agreement and has been fully completed.

      ii) The obligation to be paid under the Requisition was properly incurred as a Project Cost.

      iii) The amount being requisitioned under the Requisition is due and unpaid.

      iv) That, insofar as the payment is to be made for work, material, supplies or equipment, the work has been performed and the materials, supplies or equipment have been installed or have been delivered at the site and are covered by the builders' risk insurance.

      v) That all work, material, supplies and equipment for which payment is to be made are, in the Project Consultant's opinion, in accordance with the Construction Drawings, the Design Plans and the Project Budget.

      vi) The amount remaining in the Project Budget after payment of the Requisition, together with other amounts reasonably expected to be available therefor, will be sufficient to pay all remaining Project Costs in accordance with the Project Budget.

      vii) With respect to items covered by the Requisition, there are no vendors', mechanics' or other liens, bailment leases or conditional sales contracts which should be satisfied or discharged before the payments as requisitioned herein are made, or which will not be discharged before the payments requisitioned herein are made, or which will not be discharged by such payment.


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

      viii) The Requisition is hereby approved by the Project Consultant.

                                        ________________________________________

                                        ________________________________________
                                        Authorized Officer

Dated:___________________

                                    EXHIBIT E

                          Lender's Wiring Instructions

REGIONS BANK

FED@ Birmingham
For Account   Regions Bank - Birmingham
ABA#          06005690
Attention:    Montgomery Office
For Credit:   State Treasurer's Account
              Montgomery, AL
Account #:    20-00393

Name of applicable system:    The Employees Retirement System of Alabama
                              Teachers Retirement System of Alabama


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